EXHIBIT 99.1

Toronto, Ontario
Date: August 17, 2010

JOINT NEWS RELEASE
Sage and Gryphon end Borealis Option Agreement

Sage Gold Inc. (TSX.V- SGX) and Gryphon Gold Corporation (TSX-GGN) announce that they have mutually agreed to terminate the Option on the Borealis Property in Nevada, held pursuant to the previously announced Option Agreement dated March 5, 2010 as amended.

For further information contact:

Sage Gold Inc.
365 Bay Street, Suite 500
Toronto, Ontario M5H 2V1
Tel:  (416) 204-3170
Fax: (416) 260-2243
www.sagegoldinc.com

Nigel Lees, President and CEO, or
Mike O’Brien, Manager/Investor Relations

Gryphon Gold Corporation
Suite 711-675 West Hastings Street
Vancouver, BC
 Canada V6B 1N2
 Tel: +1 888.261.2229
 Fax: +1 604.608.3262
 www.gryphongold.com

John L. Key, President and CEO
Tel: +1 775.853.8814
e-mail:jkey@gryphongold.com

Lisanna Lewis, Controller/Investor Relations
Tel: +1 604.261.2229
e-mail:llewis@gryphongold.com

This release as it relates to Gryphon was prepared by the management of Gryphon.  This release as it relates to Sage was prepared by Sage management. Neither TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) nor the Toronto Stock Exchange accepts responsibility for the adequacy or accuracy of this release.

ABOUT GRYPHON GOLD:
Gryphon Gold is a Nevada-focused gold exploration and potentially a production company. Its principal gold resource, the 1.4 million ounce (measured and indicated) and 1.1 million ounce (inferred) Borealis deposits, is located in the Walker Lane gold belt of western Nevada. The Borealis gold system is one of the largest known volcanic-hosted high-sulphidation gold bearing mineralized systems in Nevada.

Cautionary Note to U.S. Investors concerning estimates of Measured, Indicated and Inferred Resources: This press release and the Pre-Feasibility Study referenced in this press release use the terms “Measured Resources”, “Indicated Resources”, “Measured & Indicated Resources” and “Inferred Resources.” We advise U.S. investors that while these terms are defined in and required by Canadian regulations, these terms are not defined terms under the U.S. Securities and Exchange Commission (“SEC”) Industry Guide 7 and are normally not permitted to be used in reports and registration statements filed with the SEC. “Inferred resources” have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of an inferred mineral resource will ever be upgraded to a higher category. Under Canadian rules, estimates of inferred mineral resources may not form the basis of a feasibility study or pre-feasibility study, except in rare cases. The SEC normally only permits issuers to report mineralization that does not constitute SEC Industry Guide 7 compliant “reserves” as in-place tonnage and grade without reference to unit measures. U.S. investors are cautioned not to assume that any part or all of mineral deposits in these categories will ever be converted into reserves.  This press release contains “forward-looking statements” and "forward-looking information" within the meaning of Canadian and United States securities laws, which may include, but is not limited to: 1) resource estimates on the Borealis resource, pediment exploration plans and other plans, projections, estimates and expectations; and 2) statements with respect to the expected terms of the option agreement and joint venture agreement.  Such forward-looking statements and forward-looking information reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions, including, the risk that the option agreement may not be completed or that Sage may not exercise its option thereunder, that financing for the development of the Borealis Project may not be available on terms satisfactory to Gryphon and Sage and the risks and uncertainties outlined under the section headings “Forward-Looking Statements” and “Risks Factors” in our annual report on Form 10-KSB, as filed with the SEC on June 26, 2009, under the section heading “Risk Factors” in our most recent quarterly report on Form 10-Q, as filed with the SEC on February -16, 2010, , and in our most recent financial statements, reports and registration statements filed with the SEC (available at www.sec.gov) and with Canadian securities administrators (available at www.sedar.com ). Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, believed, estimated or expected. We do not undertake to update forward-looking statements or forward-looking information, except as may be required by law.  Full financial statements and securities filings are available on our website: www.gryphongold.com and www.sec.gov or www.sedar.com .